Exhibit 99.1

ChannelAdvisor Announces Second Quarter 2013 Financial Results

Total revenue of $16.0 million increases 29 percent year-over-year

Core revenue of $15.5 million increases 31 percent year-over-year

Research Triangle Park, NC – August 7, 2013 – ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based solutions that enable online retailers to automate, optimize and expand their merchandise sales across hundreds of online channels, today announced its financial results for the quarter ended June 30, 2013.

“We delivered a strong second quarter that was highlighted by revenue that grew at approximately twice the rate of e-commerce growth,” said Scot Wingo, Chief Executive Officer of ChannelAdvisor. “We added a record number of new customers during the second quarter and are seeing increasing demand from online retailers for solutions that help manage the growing complexity of a highly fragmented e-commerce landscape. Our highly differentiated cloud-based platform and industry leading domain expertise around e-commerce channels are driving market share gains, and we believe ChannelAdvisor is well positioned to capitalize on the multi-billion dollar market opportunity that is very much in front of us.”

Second Quarter 2013 Financial Results

•	Total revenue of $16.0 million for the second quarter of 2013 increased 29 percent compared with revenue of $12.4 million in the second quarter of 2012.

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Core revenue increased by 31 percent to $15.5 million from $11.8 million in the second quarter of 2012. The company’s method for calculating this and other key operating metrics that it reports is included later in this press release.

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GAAP net loss was $(5.0) million compared with $(2.8) million in the second quarter of 2012. Basic and diluted net loss per share was $(0.56), based on 8.8 million weighted average shares outstanding, compared with a basic and diluted net loss per share of $(2.39), based on 1.2 million weighted average shares outstanding in the year-ago period.

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Non-GAAP net loss, which excludes the impact of non-cash stock-based compensation, was $(4.5) million compared with $(2.5) million for the second quarter of 2012. Non-GAAP net loss per share was $(0.25), based on 17.5 weighted average shares outstanding, compared with $(0.17), based on 14.5 million weighted average shares outstanding, for the second quarter of 2012. Per share figures assume that the company’s preferred stock was converted to common stock at the beginning of the quarter.

•	Adjusted EBITDA was $(2.0) million in the second quarter compared with $(1.3) million for the second quarter of 2012.

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Cash at quarter end totaled $94.0 million, an increase compared with $11.0 million at the end of the first quarter, primarily due to $82.0 million in net proceeds, after underwriting discounts and IPO-related expenses, generated from the completion of the company’s initial public offering during the second quarter.

Additional Second Quarter 2013 Business Highlights

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Added a record 138 net core customers in the second quarter. Total core customer count was 2,135 at the end of the second quarter, an increase of 17 percent from 1,830 core customers at the end of the second quarter of 2012.

•	Average revenue per core customer, calculated on a trailing twelve-month basis, increased 13 percent to $29,607 compared with $26,151 for the second quarter of 2012.

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Fixed subscription fees were 67 percent of total revenue, a record level for the company, and variable subscription fees were 33 percent of total revenue. This compares to 62 percent and 38 percent, respectively, in the second quarter of 2012.

•	Subscription dollar retention rate exceeded 100 percent for the quarter, consistent with recent performance.

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Introduced significant new functionality in the Spring 2013 release including new search features, multi-channel fulfillment by Amazon, enhanced eBay inventory support for international sales, support for Amazon B2B categories, and several new channel integrations.

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The company hosted two successful conferences, Catalyst Americas and Catalyst Europe, which drew more than 1,500 attendees combined and included speakers from Amazon, eBay, Facebook, Google and Forrester.

•	The ChannelAdvisor platform was integrated with several new marketplace channels including Amazon Italy, Amazon Spain, La Redoute (France) and Rakuten Play.com (UK).

“Strong recurring revenue from existing customers, record quarterly net customer additions and the launch of several new marketplaces all contributed to our better-than-expected results for the second quarter,” remarked David Spitz, President and Chief Operating Officer of ChannelAdvisor. “With the completion of our initial public offering, we expect to benefit from increased market awareness and have significantly expanded our resources to invest in growth initiatives, including the continued expansion of our global sales organization. We are optimistic about our growth outlook for the full year 2013, which is reflected in our guidance that calls for higher growth compared to 2012.”

Business Outlook

Based on information available as of today, August 7, 2013, ChannelAdvisor is issuing the following guidance for the third quarter and full year of 2013:

Third quarter 2013

•	Revenue between $15.7 million and $16.0 million.
•	GAAP net loss of $(0.32) per share to $(0.29) per share, based on approximately 22.0 million weighted average shares outstanding.
•	Non-GAAP net loss of $(0.29) per share to $(0.26) per share, based on approximately 22.0 million weighted average shares outstanding.
•	Adjusted EBITDA loss between $(4.6) million and $(4.0) million.

Full Year 2013

•	Revenue between $66.1 million and $66.7 million.
•	GAAP net loss of $(1.54) per share to $(1.40) per share, based on approximately 14.0 million weighted average shares outstanding.
•	Non-GAAP net loss of $(1.00) per share to $(0.89) per share, based on 19.0 million weighted average shares outstanding.
•	Adjusted EBITDA loss between $(11.9) million and $(9.9) million.

Adjusted EBITDA and non-GAAP net loss guidance exclude stock-based compensation expense of between $0.6 million and $0.7 million for the third quarter 2013 and between $2.1 million and $2.6 million for the full year 2013. The weighted average shares outstanding used to calculate non-GAAP net loss per share for the twelve months ending December 31, 2013 gives effect to the conversion of preferred stock at the beginning of the period.

Conference Call Information

What:	ChannelAdvisor second quarter 2013 financial results conference call
When:	Wednesday, August 7, 2013
Time:	4:30 p.m. ET
Live Call:	(866) 953-6860, passcode 34908369, domestic
(617) 399-3484, passcode 34908369, international
Replay:	(888) 286-8010, passcode 73116017, domestic
(617) 801-6888, passcode 73116017, international
Webcast:	http://ir.channeladvisor.com (live and replay)

The replay will be available until August 21, 2013.

Key Operating Metrics

Core revenue excludes revenue attributable to the products from two small legacy acquisitions, both of which occurred prior to 2008, which we do not consider to be a core part of our strategic focus going forward.

Number of core customers includes all customers who subscribe to at least one of our solutions other than the non-core, legacy products.

Average revenue per core customer is total core revenue divided by the average monthly number of core customers during the period.

Subscription dollar retention rate is calculated for a particular period by establishing the cohort of core customers that had active contracts as of the end of the prior period. We then calculate our subscription dollar retention rate by taking the amount of fixed subscription revenue we recognized for the cohort in the period for which we are reporting the rate and dividing it by the fixed subscription revenue we recognized for the same cohort in the prior period. For this purpose, we do not include any non-core revenue, any variable subscription fees paid by our customers or any implementation fees.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: core revenue, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA.

ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.

About ChannelAdvisor

ChannelAdvisor is a leading provider of cloud-based e-commerce solutions that enable online retailers and manufacturers to integrate, manage and optimize their merchandise sales across hundreds of online channels including Amazon, Google, eBay, Facebook and more. Through automation, analytics and optimization, ChannelAdvisor customers can leverage a single inventory feed to more efficiently list and advertise products online, and connect with shoppers to increase sales. Billions of dollars in merchandise value are driven through ChannelAdvisor’s platform every year, and thousands of customers use ChannelAdvisor’s solutions to help grow their businesses. For more information, visit www.channeladvisor.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2013, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on two non-redundant data centers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; and challenges and risks associated with our increasing international operations. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.

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Media Contact:

Kim Paone

ICR, LLC

kim.paone@icrinc.com

646-277-1216

Investor Contact:

Garo Toomajanian

ICR, LLC

ir@channeladvisor.com

919-228-2003

ChannelAdvisor Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash	$94,049	$10,865
Accounts receivable, net of allowance of $192 and $191 as of June 30, 2013 and December 31, 2012, respectively	9,177	9,571
Prepaid expenses and other current assets	2,428	2,589

Total current assets	105,654	23,025
Property and equipment, net	5,902	4,315
Goodwill	16,106	16,106
Intangible assets, net	868	1,245
Restricted cash	685	687
Other assets	335	2,644

Total assets	$129,550	$48,022

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,168	$1,269
Accrued expenses	5,387	4,650
Deferred revenue	12,299	9,750
Current portion of long-term debt	3,316	3,370
Other current liabilities	1,924	979

Total current liabilities	24,094	20,018

Long-term debt, net of current portion	7,905	7,603
Series A and Series C warrants liability	—	3,235
Long-term capital leases, net of current portion	1,800	1,136
Other long-term liabilities	1,837	1,714

Total liabilities	35,636	33,706

Commitments and contingencies

Redeemable convertible preferred stock:
Convertible Series A preferred stock, $0.001 par value, 0 and 94,069,763 shares authorized, 0 and 93,821,393 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	—	18,887
Convertible Series B preferred stock, $0.001 par value, 0 and 40,641,227 shares authorized, issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	—	18,000
Convertible Series B-1 preferred stock, $0.001 par value, 0 and 5,660,378 shares authorized, issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	—	3,000
Convertible Series C preferred stock, $0.001 par value, 0 and 80,000,000 shares authorized, 0 and 73,880,351 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	—	50,608

Total redeemable convertible preferred stock	—	90,495

Stockholders’ equity (deficit):
Common stock, $0.001 par value, 100,000,000 and 303,500,000 shares authorized, 21,637,938 and 1,240,193 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	21	1
Additional paid-in capital	181,541	3,584
Accumulated other comprehensive loss	(447)	(289)
Accumulated deficit	(87,201)	(79,475)

Total stockholders’ equity (deficit)	93,914	(76,179)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$129,550	$48,022

ChannelAdvisor Corporation and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue	$15,976	$12,408	$30,898	$24,574
Cost of revenue (1)	4,469	3,630	8,415	6,876

Gross profit	11,507	8,778	22,483	17,698

Operating expenses (1):
Sales and marketing	9,292	6,616	17,082	12,006
Research and development	2,910	2,523	5,891	5,074
General and administrative	2,801	1,986	5,142	3,774

Total operating expenses	15,003	11,125	28,115	20,854

Loss from operations	(3,496)	(2,347)	(5,632)	(3,156)
Other (expense) income:
Interest expense, net	(1,489)	(399)	(2,087)	(421)
Other income, net	2	12	14	16

Total other (expense) income	(1,487)	(387)	(2,073)	(405)

Loss before income taxes	(4,983)	(2,734)	(7,705)	(3,561)
Income tax expense	14	16	21	40

Net loss	$(4,997)	$(2,750)	$(7,726)	$(3,601)

Net loss per share:
Basic and diluted	$(0.56)	$(2.39)	$(1.52)	$(3.13)

Weighted average common shares outstanding:
Basic and diluted	8,847,309	1,152,142	5,094,552	1,148,649

(1) Includes stock-based compensation as follows:
Cost of revenue	$71	$30	$118	$34
Sales and marketing	158	51	293	55
Research and development	105	50	175	63
General and administrative	196	113	373	140

	$530	$244	$959	$292

ChannelAdvisor Corporation and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities
Net loss	$(7,726)	$(3,601)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,733	1,328
Bad debt expense (recovery)	90	(8)
Change in fair value of preferred stock warrants	1,052	(1)
Accretion of debt discount	303	107
Stock-based compensation expense	959	292
Change in lease incentive obligation	(10)	(10)
Amortization of debt issuance costs	26	10
Change in deferred rent	124	370
Changes in assets and liabilities:
Accounts receivable	111	547
Prepaid expenses and other assets	120	(106)
Restricted cash	—	155
Accounts payable and accrued expenses	989	327
Deferred revenue	2,836	2,578

Net cash provided by operating activities	607	1,988

Cash flows from investing activities
Purchases of property and equipment	(1,426)	(1,417)

Net cash used in investing activities	(1,426)	(1,417)

Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	86,095	—
Proceeds from issuance of debt, net of debt issuance costs	—	4,896
Repayment of debt and capital leases	(667)	(773)
Payment of deferred offering costs	(2,023)	—
Proceeds from exercise of stock options	804	27

Net cash provided by financing activities	84,209	4,150

Effect of currency exchange rate changes on cash	(206)	(43)

Net increase in cash	83,184	4,678

Cash, beginning of period	10,865	4,998

Cash, end of period	$94,049	$9,676

Reconciliation of Core Revenue (Non-GAAP) to Revenue (GAAP)

(unaudited; in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Core revenue	$15,522	$11,815	$29,923	$23,282
Non-core revenue	454	593	975	1,292

Total revenue	$15,976	$12,408	$30,898	$24,574

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

(unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net loss (GAAP)	(4,997)	(2,750)	(7,726)	(3,601)
Plus: stock-based compensation	530	244	959	292

Net loss (Non-GAAP)	$(4,467)	$(2,506)	$(6,767)	$(3,309)
Weighted average common shares outstanding, basic and diluted	8,847,309	1,152,142	5,094,552	1,148,649
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	8,680,175	13,382,695	11,021,115	13,382,401

Shares used in computing non-GAAP net loss per share, basic and diluted	17,527,484	14,534,837	16,115,667	14,531,050

Net loss per share, basic and diluted (Non-GAAP)	$(0.25)	$(0.17)	$(0.42)	$(0.23)

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited; in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net loss	$(4,997)	$(2,750)	$(7,726)	$(3,601)
Adjustments:
Interest expense, net	1,489	399	2,087	421
Income tax expense	14	16	21	40
Depreciation and amortization expense	933	745	1,733	1,328

Total adjustments	2,436	1,160	3,841	1,789

EBITDA	(2,561)	(1,590)	(3,885)	(1,812)
Stock-based compensation expense	530	244	959	292

Adjusted EBITDA	$(2,031)	$(1,346)	$(2,926)	$(1,520)